UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         February 24, 2005

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On February 24, 2005, the Board of Directors of Hibernia Corporation amended the Deferred Compensation Plan for Outside Directors of Hibernia Corporation and Its Subsidiaries (as restated April 1, 1998) (the “Plan”) to provide that no further deferrals would be made under the Plan after December 31, 2004, that amounts credited to each participant’s account under the plan will be determined as of December 31, 2004, that such amounts, until distributed, will continue to accrue and be credited with interest under the Plan and that the balances credited to each participant’s account will be distributed or withdrawn in accordance with the Plan (subject to limitations as may be imposed under applicable law).

Item 9.01. Financial Statements and Exhibits.

        (c)        The exhibit listed below is being filed pursuant to Item 1.01 hereof as a part of this current report on Form 8-K.

Exhibit No.        Description

10.1                    Amendment No. 1 to Deferred Compensation Plan for Outside Directors of Hibernia Corporation and Its Subsidiaries

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2005	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit No.        Description

10.1                    Amendment No. 1 to Deferred Compensation Plan for Outside Directors of Hibernia Corporation and Its Subsidiaries

DEFERRED COMPENSATION PLAN FOR
OUTSIDE DIRECTORS OF HIBERNIA CORPORATION
AND ITS SUBSIDIARIES
(as restated April 1, 1998)

AMENDMENT NO. 1

        Whereas, Hibernia Corporation (the “Company”) maintains the Deferred Compensation Plan for Outside Directors of Hibernia Corporation and its Subsidiaries, which is intended to provide for the deferral of fees and/or retainer by nonemployee directors of the Company and its affiliates and was most recently amended and restated as of April 1, 1998 (the “Plan”); and

        Whereas, the Board of Directors, with the recommendation of the Board Governance Committee of the Board of Directors, determined that no additional amounts should be deferred under the Plan after December 31, 2004, and that certain other actions should be taken, all in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), enacted as part of the American Jobs Creation Act of 2004, including the notices, rules and regulations promulgated thereunder; and

        Whereas, under Section 9.4 of the Plan, the Board of Directors of the Company possesses the authority to modify, amend, repeal or suspend the Plan, without the consent of any Participant thereunder;

        Now, Therefore, the Plan shall be amended as follows, effective as of January 1, 2005 (the “Effective Date”):

      1. Intent and Construction:

        This Amendment No. 1 is intended to ensure that the Plan, including the administration of Accounts and distribution of benefits thereunder, shall not be governed by the provisions of Code Section 409A. As a result, nothing contained herein is intended to constitute a material modification of the Plan. To the extent any term of this Amendment No. 1 or any ancillary form related to the Plan or administrative or operational practice adopted in connection with the Plan are inconsistent with such intent, such provisions, forms or practice shall be deemed null and inoperative, without the requirement of further action. To the extent the terms of this Amendment No. 1 conflict with the terms of the Plan, the terms of this Amendment shall govern. Except as expressly provided herein, capitalized terms shall have the meanings ascribed to them in the Plan.

      2. Deferrals and Participation:

        Notwithstanding any provision of the Plan to the contrary, as of the Effective Date, no additional amounts shall be deferred thereunder, and no additional Director shall be deemed a Participant in the Plan. Any amount deferred thereunder on or after the Effective Date shall be deemed a provisional deferral only and shall be refunded to the affected Participant, without adjustment for earnings, gains or losses, as soon as practicable.

      3. Adjustment to and Distribution of Account Balances:

        The amount credited to each Participant’s Account shall be determined as of December 31, 2004. Such amount, until distributed, shall continue to accrue and be credited with interest as provided in Section 5.2 of the Plan. To the extent permitted consistent with the intent of this Amendment No. 1, the rate determined in accordance with such section shall be subject to adjustment as provided therein.

        The balance credited to each Participant’s Account shall be distributed or withdrawn in accordance with the provisions of Articles VII and VIII of the Plan, subject to such limitations on the exercise of the discretion provided therein as may be imposed under applicable law.

HIBERNIA CORPORATION By: /s/ J. Herbert Boydstun Its: President and Chief Executive Officer Date: February 24, 2005